Exhibit 99.2

PSIVIDA ANNOUNCES PRICING OF $16 MILLION

PUBLIC OFFERING OF COMMON STOCK

WATERTOWN, Mass. (January 7, 2016)—pSivida Corp. (NASDAQ:PSDV) (ASX:PVA), a leader in the development of sustained release drug delivery products for treating eye diseases, today announced the pricing of an underwritten public offering of 4,000,000 shares of its common stock at a public offering price of $4.00 per share, for gross proceeds of $16.0 million. In addition, pSivida has granted the underwriters of the offering an option for a period of 30 days to purchase up to an additional 440,000 shares of pSivida’s common stock.

The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT:LTS) and Northland Securities are acting as the joint book-running managers for the offering.

The offering is expected to close on or about January 12, 2016, subject to customary closing conditions.

The securities described above are being offered by pSivida pursuant to a registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (SEC). The offering is being made by means of a prospectus and a prospectus supplement relating to the proposed offering, copies of which may be obtained, when available, from Ladenburg Thalmann, 570 Lexington Avenue, 11th Floor, New York, New York 10022, or by email at prospectus@ladenburg.com or from Northland Securities at 750 Third Avenue, Suite 2401, New York, NY 10017, or by email at ahammer@northlandcapitalmarkets.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in the offering, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About pSivida Corp. pSivida Corp., headquartered in Watertown, MA, is a leader in the development of sustained release, drug delivery products for treating eye diseases. pSivida has developed three of only four FDA-approved sustained-release treatments for back-of-the-eye diseases. The most recent, ILUVIEN®, a micro-insert for diabetic macular edema, licensed to Alimera Sciences, is currently sold in the U.S. and three EU countries. Retisert®, an implant for posterior uveitis, is licensed to and sold by Bausch & Lomb. pSivida’s lead product candidate, Medidur™, a micro-insert for posterior uveitis being independently developed, is currently in pivotal Phase 3 clinical trials, with an NDA anticipated in the first half of 2017. pSivida’s pre-clinical development program is focused on using its core platform technologies Durasert™ and Tethadur™ to deliver drugs and biologics to treat wet and dry age-related macular degeneration, glaucoma, osteoarthritis and other diseases.

Forward-looking Statements

Certain statements contained in this release, including those relating to the expected closing of the offering, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: pSivida’s ability to successfully complete the offering; the volatility of the company’s stock price may prevent shares purchased in the offering from being resold at or above the price paid for them; purchasers of shares in the offering will suffer immediate and substantial dilution; and other risk factors identified from time to time in the reports pSivida files with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which are available at www.sec.gov. pSivida cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. The forward-looking statements in this press release speak only as of the date of this document, and the company undertakes no obligation to update or revise any of the statements.

Contact:

Beverly Jedynak

O: 312-943-1123

M: 773-350-5793

bjedynak@janispr.com